Exhibit 99.1

The CMR Fund II Newsletter

January 2008

California Mortgage and Realty, Inc.	62 First Street, Fourth Floor
Commercial Real Estate Financing Since 1958	San Francisco, California 94105
Manager of the CMR Mortgage Funds	Telephone (415) 974-1100 Fax 974-1143

Dear Investors:

There is much news, delayed by the need for data, but first the important stuff …

In the Party Just Passed …

A wonderful way to celebrate a very busy, successful year — thank you for coming!   Seeing you — like the photograph on the desk, in the wallet, in the steel helmet — you’re why we do what we do.  Seeing you is our reward.  You were in exquisite company wherever you were in this group.  We hope you enjoyed the evening as much as we did.

To answer the recurring question:   None of your money is used to pay for the party.  CMR and David pay the entire cost.  It’s gratitude.  It’s appreciation.  It’s sharing the holiday spirit.  Get used to being appreciated, enjoyed and pampered if at all possible.

We’re delighted with the performance of the Westin St. Francis Hotel, which certainly did an extraordinary job this year, but regret that space was limited and not everyone was able to attend.   We finally ran out of room.  We are looking at options for 2008, but there is simply no larger venue of this caliber in the City.   We’ll let you know.  We’ll also let you know the date(s) as soon as the contract is signed.   Please plan on joining us.

Registration with the SEC

On November 9, 2007, Fund II  filed with the SEC a Form 10 registration statement which, as amended, became effective on January 8, 2008.  As a result, Fund II became obligated to file periodic reports, statements and other information with the SEC and to comply with various disclosure and other requirements of the Securities Exchange Act of 1934, as amended, including numerous provisions of the Sarbanes-Oxley Act of 2002.

MESSAGE FROM THE PRESIDENT OF CMR

THE ECONOMY, REAL ESTATE AND CAPITAL MARKETS, OUR PORTFOLIOS, AND YIELD EXPECTATIONS FOR 2008 AND BEYOND

Some Background and History

As most of you will remember, this decade got off to a rough start economically and politically.  We had the dot-com crash and steep declines in the stock market. We then had the terrorist attacks of September 11, 2001.  Then we had our recession.  The Bay Area suffered more than most of the rest of our country because our local economy is so heavily dependent on technology and tourism.  When Silicon Valley has problems, so does the rest of the Bay Area.  The result of these events were steep declines in rents for office buildings and R&D space along with very high vacancies resulting in big drops in the values of these types of properties.   Declines in tourism and recession caused big declines in room rates and occupancy rates for hotels and they dropped in value.  Large luxury homes in the Bay Area suffered significant losses in value.

We recovered quite well from these early setbacks and the economy was roaring again by 2006.  But we all know that economies and markets move in cycles.  There are upcycles and downcycles.  Home values have risen (dramatically) for about 10 years and nearly tripled in value during this time.  The world was awash in liquidity and credit.  Subprime lending got out of control.  Corporate financing and commercial real estate lending standards became relaxed — perhaps overly so.  Subprime auto financing was arguably excessive as was credit card issuance.  The safety and security of a host of other financial and credit instruments, including commercial and asset backed paper, corporate bonds, and bond insurance, became questionable.

The subprime meltdown and credit crisis has led to what many now refer to as “The Crash of 2007.”  We’ve written about this in previous newsletters and we think there is no doubt that our economy is in danger of falling into a recession.  Some — including us — believe we are already in a recession. These are challenging times for all of us.  Our borrowers — many of whom are professional real estate investors and developers — are suffering from the lack of available credit and liquidity.  Their properties are harder to sell and finance — especially at the prices and terms that they had become accustomed to expect over the past few years.  Our delinquency rates are higher and loan payoffs are slower.  There is no doubt that we are now in another one of these downcycles.

Our Fund Portfolios

Yes, the value of some of the real estate collateral securing our loans has gone down.  Some of it has maintained its value and in some cases the properties continue to appreciate.  Now you might ask, “How does real estate collateral — land or otherwise — rise in value when the real estate markets are not doing well?” It can and does if our borrowers are improving, renovating their properties or in the case of land, are making progress in their efforts to subdivide and/or entitle (get approvals for) their land for development.  Please remember that most of Fund II’s loans are commercial real estate bridge loans.  These are made to professional real estate investors who come to us because they are unwilling to undergo the lengthier or more burdensome underwriting processes often required by conventional mortgage lenders such as commercial banks, or because they are unable to obtain financing from conventional mortgage lenders. In exchange, Fund II has obtained higher rates than conventional commercial mortgage lenders.  Our borrowers are, in nearly all cases, trying to get their property from Point A to Point B.  Point A could mean that their property needs repair or renovation or repositioning which may include improving the management of the building to generate higher rental income or reduce operating expenses.  In the case of land, Fund II loans are made against property that the borrower (the developer) intends to subdivide and entitle for development approvals.  They will often acquire agricultural land or other unentitled land or assemble several land parcels by buying from different owners and combining to create greater value.  They will then embark on a several year process to get that property approved for subdivision and development.  This is in most cases a very complex process with lots of uncertainties.  However, if the developer is successful, the value of that land when it is approved for subdivision or development can double or triple.  Most of the Fund II borrowers are in some stage of these efforts and some have made good progress in their efforts and, as a result, some of the Fund II borrowers are creating value and seeing their properties continue to appreciate even in these difficult times. So yes, some properties have and will continue to appreciate as long as the Fund II borrower clients do a good job of implanting their business plans.  When they get through these processes and if they are successful, they reach Point B and at that time they refinance or sell their properties to pay us off.

But some are not doing as well.  Let’s not lose sight of the fact that our borrowers are operating through their own challenges of these declining housing markets and falling property values, lack of credit and liquidity, the threat of recession, and fewer buyers for their properties.  And we at CMR are faced with managing the resulting effects of these problems our borrowers are facing.   Because of our lending policies and practices, which include low loan to value ratios, we believe that barring a collapse of these real estate markets, Fund II will weather the current storm.

Yield Expectations for 2008 and Beyond

Our investors have embraced the Fund model for a number of reasons including greater safety in a fund that has a diversified pool of loans in its portfolios. When an individual loan doesn’t pay on time or causes a potential loss, the effects are spread out over the entire portfolio and all of the separate investors’ capital, and this helps to minimize such impacts.

In our mortgage investment operations, we have been very fortunate in being able to generate relatively high yields with relatively low loan-to-value exposures on our loans to our borrowers.  However, we don’t live in a perfect world and there are always some other compensating negatives.  In our business, we pay the price for good yields by suffering through high delinquency rates.  Properties are not stabilized or undeveloped and need to go from Point A to Point B.  And our borrowers are in many cases “less perfect” than the borrowers that banks look for in making lower interest rate loans.  In Fund II’s history, we have typically had delinquencies rates of between 15% to 40%.  And borrowers don’t always get to Point B on time, on budget, or in some cases, at all.  This means we spend a LOT of time and resources servicing and collecting our loans.  It is a very labor intensive process and requires a LOT of patience, determination and judgment and plain hard work — some of it, as you might imagine, very unpleasant work with difficult negotiations with distressed borrowers.  But this is the price we pay (and our investors have always understood this) for high yields.  As you know, just because a borrower is not making his/her payments does not mean that the payments aren’t due or that we don’t intend to collect them.  In fact, our track record in eventually collecting overdue payments is extremely good.  Not perfect, but  very good.  As long as our borrower had substantial equity in their real estate properties, we have been able to collect overdue payments eventually and, with very few exceptions prior to 2006, without having to foreclose on the property. Often borrowers would sell or refinance the property in the highly-liquid lending market of 2005, 2006 and — to a lesser extent — early 2007.

What that meant was that if we had 100 loans in our portfolio, we might get payments on only about 80 of them in one month.  However, it was also the case than we might get as many as 120 payments in some other month because we were able to collect those late payments.  Some borrowers would be catching up with late payments — or repaying their loans — and new borrowers would begin to fall behind.  This is and has been our business and we have always been realistic about the challenging nature of our business. Given our good track record of eventually collecting amounts owed, delinquencies and foreclosures did not have a significant impact over time on the reported returns of Fund II. Our investors have understood this and have supported this business model.

In the context of a more liquid real estate market prior to 2007, we accrued monthly payments due from our borrowers — and recognized as revenue the interest owing, whether the borrowers actually made the payments or not — as long as we believed that we would eventually collect those payments from our borrowers without having to foreclose and take possession of the collateral for disposition. Again, given our good track record of eventually collecting those payments, and as long as we were confident in the real estate values of our borrowers’ properties and a sufficient level of equity protection for our loans, we accrued interest (whether received or not), recognized the revenue and paid our distributions each month.  We did have loss reserves set up because no one ever collects every dollar on every loan.  And as we believed we would eventually collect those late payments, we stayed in accounting balance.

We now have a different, much less liquid real estate market, and in compliance with the accounting policies in place, Fund II does not recognize as revenue interest accruing on loans under certain circumstances:

1)             When payments are more than one year overdue.  In some cases, we have had loans in default for more than a year while we’ve worked with the borrower in difficult situations.  If the equity is there and we can find a way to work with our borrowers we have always been willing to do so.  We are proud of our track record in taking back very few properties given all of delinquencies we had over the years.  The Fund does not accrue more than one year’s worth of overdue interest, and the excess is not included in the earnings distributions to our investors.  Please keep in mind that interest, whether accrued or not, will remain owing from the borrowers and that we fully intend to collect all interest due.  The interest that remains owing but that we do not accrue will become additional income that is realized and distributed to our investors if and when it is collected.

2)             When a Notice of Trustee’s Sale is filed and/or the borrowing entity files for bankruptcy protection.  While we conduct actual foreclosure sales on relatively few properties, we do initiate many foreclosures as a necessary part of the collection process and in some cases it is the only way to get the borrower to act decisively to bring payments current or repay our loan.  Once we file the Notice of Sale, Fund II does not continue to accrue the interest owing.  If the unaccrued interest is collected, it does of course become interest income that is realized and distributed to our investors.

3)             When the outstanding balance on our loan exceeds 90% of the value of the underlying collateral.  We generally strive to make real estate loans that are less than 75% loan-to-value and over the years, the weighted average loan-to-value ratios have been significantly below 75% (normally and presently under 50% for land, higher for buildings, and under 60% overall).  If, after making a loan, the total outstanding balance rises to above 90% of the property’s value, then we can no longer accrue interest income.

What these policies mean in today’s real estate market is that we will likely not recognize as revenue as much of the interest accruing on the loans — before collecting it — as we had in the past, which will have the effect in certain months, quarters, and years of reducing the reported return on members’ capital.  The impact of this will be lower income and distributions until we collect the unaccrued, but owing, interest payments from our borrowers.  If we are subsequently successful in collecting the interest owing on these loans in non-accrual status, then that income can be distributed.

[Please note: In preparing the financial statements in the SEC registration, the accounting policies for revenue recognition of interest income were applied retroactively, and the investment returns on average members’ capital for 2004, 2005, and 2006 were restated as 6.21%, 8.47%, and 8.30% annually, respectively. These changes reduced net income in 2004 by $67,000 and in 2005 by $55,000. The 2006 net income was reduced by approximately $1.4 million of specific writedowns and reserves in the provision for loan losses, offset in part by approximately $306,000 of gains on loan and real estate sales and improvement in operating expenses as a percentage of revenue.  Fund II has incurred, and will continue to incur, higher professional fees and expenses associated with increased administrative staff as a result of SEC requirements and the related filing and disclosure duties. In the Amendment No. 1 to the Form 10 filed with the SEC and elsewhere, CMR disclosed that it may, at its sole discretion and with no obligation to do so, purchase loans or REOs and/or forego asset management fees and operating expenses otherwise due and payable from the funds, including Fund II, that CMR manages. Please see the section following regarding year-end actions by CMR.]

For 2008, Fund II’s monthly distributions will equal, as closely as possible, the income that we actually accrue for each month.  This is both prudent and consistent with Fund II’s Operating Agreement.  Given Fund II’s current high delinquency rates and the limited opportunity for the borrowers to sell or refinance, we believe that there will be significant unpaid interest that we will not be able to recognize as revenue until it is actually collected.  Until then, and because of the uncertainty as to whether and when we will receive these payments owing or loan payoffs, our actual earnings will be less than what we have distributed in the past, and it is therefore untenable to make the distributions based on the targeted return as in the past.  We will not know what the actual income will be for January until we complete our calculations in early February, except that we do know it will be less than our previous 9% target yield, and therefore you should expect that our January distribution (to be sent out in early February) will also be less.  If we are later successful in collecting most of the unaccrued interest income, earnings in those later periods could be restored consistent with the targeted return as in prior years, but no one can guarantee this.

As it did at December 31, 2007, CMR intends to forego its asset management fees otherwise owing in connection with the January distribution and — at its sole discretion and with no obligation to do so — may take other actions to increase the return on members’ capital of the Fund.

In the past, when we always assumed that Fund II would earn annually an amount of income equal to its target, we automatically distributed that amount within two or three business days after the end of each month.  Now, and for some time, Fund II’s income will vary each month, and we therefore will need to calculate that amount each month.  This takes a little time.  Fortunately, we have new accounting systems and personnel in place that will enable us to perform these calculations far more rapidly than in the past, but it will still take anywhere from a few days to a week longer than in the past to calculate and process your monthly distributions.  So please plan accordingly.

For reasons described in past newsletters, in 2007 we implemented the withdrawal limitations that were included in Fund II’s operating agreement from the beginning.  We will continue to use available cash to liquidate investors’ withdrawal requests, but for the reasons described above it should be obvious that there will not be much available cash for at least the first half of this year.  Please remember that any investors who do withdraw will only participate in Fund II’s actual accrued earnings through the date of withdrawal, and will not benefit from any later recovery of unaccrued interest income.

We appreciate your understanding as we move into this new era of more conservative accounting and cash management.  We are confident that our investors will be well served by these changes in the long run.

Before closing, let me also share some specific information on the operation and progress of Fund II to bring you up to date. We regret not providing detailed updates in the last few months, but, as you see, we have been very busy on your behalf.

In Other Recent Developments…

•                  The Manager took several actions to support Fund II.  On December 31, 2007, the Manager purchases $6.2 million of impaired loans from Fund II and also paid an additional $600,000 to Fund II in connection with the June 2006 purchase of real estate owned—REO—in which the Manager paid 10% in cash and financed the remaining 90% of the purchase price with a note payable to Fund II. The carrying value of the REO was $4.6 million and the sale price was $5.9 million, giving Fund II a $1.3 million gain. Accounting standards applicable to real estate required this gain to be deferred until such time as the cumulative payments equal at least 20% of the total purchase price. These actions by the Manager enabled us to recognize $3.3 million of additional income, including the previously deferred $1.3 million gain on sale of an REO plus $2.0 million of previously foregone interest income. The Manager financed these transactions with funds from an advance from David Choo, its President and sole stockholder.

•                  Interest rates are dropping and the rates we are able to charge borrowers have historically followed broader market rates, although more slowly and gently. The 10-year Treasury note rate dropped 1.20% since January 2, 2007 (as of January 22, 2008). The prime rate dropped 1.25% since January 2007 and 2.0% since June 2006 (as of January 22, 2008).

We still have to complete the Funds’ financial statements.  Then we can prepare the K-1s, which we still target for February 20th.

As Craig often says in closing, please don’t hesitate to contact us if you have any questions or concerns. We deeply appreciate your trust and confidence in our mortgage investments.  It is a pleasure and honor to serve you, and a great pleasure to hear from you.

Sincerely,

/s/ David Choo
David Choo
President

This newsletter contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for statements about future events, products and future financial performance that are based on the beliefs of, estimates made by and information currently available to the Manager. The outcome of the events described in these forward-looking statements is subject to risks and uncertainties. Actual results and the outcome or timing of certain events may differ significantly from those projected in these forward-looking statements due to the factors listed under “Risk Factors,” in Fund II’s Form 10 Registration Statement and from time to time in our other filings with SEC. For this purpose, statements concerning availability of mortgage credit, and economic conditions and their effect on Fund II, trends in real estate markets in which we do business, future loan payoffs, foreclosures and value recovered from property sales, estimates of future distributions and any statements using the terms “believe,” “expect,” “expectation,” “anticipate,” “can,” “should,” “would,” “could,” “estimate,” “appear,” “based on,” “may,” “intended,” “potential,” “are emerging,” and “possible” or similar statements are forward-looking statements that involve risks and uncertainties that could cause our actual results and the outcome and timing of certain events to differ materially from those projected or management’s current expectations. By making forward-looking statements, we have not assumed any obligation to, and you should not expect us to, update or revise those statements because of new information, future events or otherwise.